UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2012

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On August 13, 2012, the transaction set forth in the Reorganization and Purchase and Sale Agreement (the “Purchase Agreement”) dated March 27, 2012 among Continental Resources, Inc. (the “Company”), Wheatland Oil, Inc. (“Wheatland”), the Revocable Inter Vivos Trust of Harold G. Hamm (the “Hamm Revocable Trust”), and Jeffery B. Hume was consummated (referred to herein as the “Closing”). Wheatland is owned 75% by the Hamm Revocable Trust and 25% by Mr. Hume. Harold G. Hamm is the Company’s Chairman, Chief Executive Officer and principal shareholder and is the trustee and sole beneficiary of the Hamm Revocable Trust. Mr. Hume is the Company’s Vice Chairman of Strategic Growth Initiatives. Pursuant to the Purchase Agreement, the Company acquired from Wheatland all of its right, title and interest in and to certain crude oil and natural gas properties and related assets in the States of Mississippi, Montana, North Dakota and Oklahoma (the “Assets”) in exchange for 3,916,157 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

In connection with the Closing, the Company entered into a Registration Rights Agreement dated August 13, 2012 (the “Registration Rights Agreement”) with the Hamm Revocable Trust and Mr. Hume, granting the Hamm Revocable Trust and Mr. Hume customary registration rights for the shares of Common Stock they received at the direction of Wheatland at the Closing (the “Registerable Shares”). Under the Registration Rights Agreement, the Hamm Revocable Trust and Mr. Hume have demand and “piggyback” registration rights. The demand rights enable each of the Hamm Revocable Trust and Mr. Hume to require the Company to register the Registerable Shares with the Securities and Exchange Commission (the “SEC”) at any time, subject to certain limited exceptions, including the requirement that the aggregate proceeds from the demand registration exceed $40 million (net of underwriting discounts and commissions) and that the Company will not be required to effect more than four demand registrations in any three year period. The piggyback rights will allow each of the Hamm Revocable Trust and Mr. Hume to elect to register their Registerable Shares along with any shares the Company registers with the SEC. These registration rights are subject to customary conditions and limitations, including the right of the underwriters of an offering to limit the number of shares.

The foregoing summary is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 3.02 – Unregistered Sales of Equity Securities

At the Closing, the Company issued an aggregate of 3,916,157 shares of Common Stock in exchange for the Assets. The value of the total consideration paid by the Company at Closing pursuant to the terms of the Purchase Agreement was $313,292,574. The shares of Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Rule 506 promulgated under the Act. The disclosure contained in Item 3.02 of the Company’s Form 8-K filed on April 2, 2012 is incorporated in this Item 3.02 by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement dated as of August 13, 2012, by and among Continental Resources, Inc., the Revocable Inter Vivos Trust of Harold G Hamm and Jeffrey B. Hume.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINENTAL RESOURCES, INC. (Registrant)

Date: August 17, 2012	By:	/S/ JOHN D. HART
John D. Hart
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement dated as of August 13, 2012, by and among Continental Resources, Inc., the Revocable Inter Vivos Trust of Harold G Hamm and Jeffrey B. Hume.